Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-07589, No. 333-31105 and No. 333-83235, each on Form S-8, of our report dated February 28, 2012 on our audits of the consolidated financial statements of Heritage Oaks Bancorp and Subsidiaries appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Sacramento, California

February 28, 2012

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